                            CREDIT AND SECURITY AGREEMENT


     This Credit and Security Agreement (as it may from time to time be amended, restated or otherwise modified, the "Agreement") is made effective as of the 24TH day of SEPTEMBER, 1997, by and among TELECOMM INDUSTRIES CORP., a Delaware corporation, 9310 Progress Parkway, Mentor, Ohio 44060 ("Telecomm"), and TELECO ACQUISITION CORPORATION, an Ohio corporation, d/b/a Telecomm Industries, 9310 Progress Parkway, Mentor, Ohio 44060 ("Teleco"), (Telecomm and Teleco are collectively, "Borrowers" and individually, "Borrower"), and PEOPLES BANK, N.A., 7800 Reynolds Road, Mentor, Ohio 44060 ("Bank").

                                     WITNESSETH:

     WHEREAS, Borrowers and Bank desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, it is mutually agreed as follows:

                               ARTICLE I.   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Account" shall mean (a) any right to payment now or hereafter owing to either Borrower (including but not limited to any such right to payment by reason of any lease, sale, manufacture, repair, processing or fabrication of personal property formerly, now or hereafter owned or otherwise held by such Borrower, by reason of any services formerly, now or hereafter rendered by or on behalf of such Borrower or by reason of any former, existing or future contract for any such lease, sale, manufacture, repair, processing, fabrication and/or services), whether such right to payment be classified by law as an instrument, chattel paper, contract right, account, document, general intangible or otherwise, (b) the security, if any, for such right to payment, (c) any such Borrower's right, title and interest (including, without limitation, all of such Borrower's rights as an unpaid vendor, and any applicable right of stoppage in transit) in or to the personal property, if any, which is the subject of such rights to payment, (d) all books and records pertaining to such rights to payment, and (e) all proceeds of any of the foregoing, irrespective of the form or kind thereof.

     "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any Guarantor thereof.

     "Ameritech" shall mean Ameritech Corporation, a Delaware corporation, with offices at 225 West Randolph, Chicago, Illinois 60606, and its successors and assigns.

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     "Ameritech Residual Receivables" shall mean the account receivables of either Borrower guaranteed by Ameritech pursuant to the terms and conditions of the Authorized Distributor Agreement for such Borrowers.

     "Ameritech Residual Receivables Discount Value" shall mean an amount equal to ninety percent (90%) of the Ameritech Residual Receivables.

     "Authorized Distributor Agreement" shall mean both (a) the Non-Exclusive Authorized Distributor Agreement between Ameritech and Telecomm Industries Corp. dated May 29, 1996, as it may be from time to time renewed, amended, modified, supplemented or replaced, and (b) the Non-Exclusive Authorized Distributor Agreement between Ameritech and Teleco Acquisition Corporation (as assignee of Unitel) dated , as it may be from time to time renewed, amended, modified, supplemented or replaced.

     "Bell South" shall mean Bell South Telecommunications, Inc., a Georgia corporation, with offices at 675 West Peachtree Street, Atlanta, Georgia 30375.

     "Bell South Contract" shall mean the Authorized Sales Representative Agreement between Bell South and United Voice and Data Communications accepted and approved as of January 1, 1996, as it may be from time to time reviewed, amended, modified, supplemented or replaced.

     "Business Day" shall mean a day on which the main office of Bank in Mentor, Ohio is open for the transaction of business.

     "Bell South Receivable" shall mean the accounts receivable of either Borrower pursuant to the terms and conditions of the Bell South Contract.

     "Borrowers' Certificate" shall mean a certificate, substantially in the form of attached Exhibit C.

     "Borrowing Base" shall mean an amount not in excess of the sum of the following: (a) eighty percent (80%) of the aggregate amount due and owing on Eligible Accounts Receivable, plus (b) eighty percent (80%) of the aggregate amount due and owing on all Local Exchange Carrier Receivables, plus (c) an amount equal to sixty percent (60%) of the Ameritech Residual Receivables Discount Value, (d) forty percent (40%) of the aggregate inventory value,
(e) fifty percent (50%) on Eligible Net Book Value of Fixed Assets, (f) sixty percent (60%) of the Culver Buyout Amount, minus (g) the outstanding principal balance of the Term Loan; provided, however, that anything herein to the contrary notwithstanding, Bank shall at all times have the right, in its reasonable discretion and upon thirty (30) days' prior written notice to Borrowers, to modify or reduce such percentages from time to time.

     "Capital Distributions" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock of any Company

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or as a dividend, return of capital or other distribution (other than any stock dividend or stock split payable only in capital stock of the Company in question) in respect of any Company's capital stock.

     "Capital Expenditures" shall mean the amount of capital expenditures as determined on a Consolidated basis and in accordance with GAAP.

     "Cash Collateral Account" shall mean a commercial Deposit Account designated "cash collateral account" and maintained by Borrowers with Bank, without liability by Bank to pay interest thereon, from which account Bank shall have the exclusive right to withdraw funds until all of the Debt is paid in full.

     "Cash Security" shall mean all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Borrowers presently have or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Bank.

     "Closing Date" shall mean the effective date of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean (a) all of Borrowers' existing and future Accounts, accounts receivable, instruments, chattel paper, documents and General Intangibles; (b) all of Borrowers' Inventory and Equipment, whether now owned or hereafter acquired by either of Borrowers; (c) all funds now or hereafter on deposit in the Cash Collateral Account, if any; (d) all of Borrowers' existing and future Cash Security; (e) the Real Property; and (f) all of the Proceeds, products, profits, and rents of any of (a) through (e) above.

     "Collateral Assignment Agreement" shall mean each of the Collateral Assignment and Security Agreements executed and delivered to Bank by each Borrower, and acknowledged and consented to by Ameritech and Bell South in connection with this Agreement, as the same may be from time to time amended, supplemented or otherwise modified, in such form and substance as is reasonably required by Bank.

     "Commitment" shall mean the obligation hereunder of Bank, hereunder to make Line of Credit Loan, in its discretion, pursuant to the Line of Credit Commitment and Term Loan pursuant to the Term Loan Commitment, up to an aggregate principal amount outstanding at any one time of Four Million Dollars ($4,000,000), or such lesser amount as shall be determined pursuant to Section
2.5 hereof.

     "Company" shall mean either Borrower or a Subsidiary.

     "Companies" shall mean both Borrowers and all Subsidiaries.

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     "Consolidated" shall mean the resultant consolidation of the financial statements of Borrowers and their Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.

     "Consolidated Adjusted Tangible Net Worth" shall mean (a) the sum of Borrowers' (i) capital stock, (ii) paid in capital, (iii) retained earnings,
(iv) Subordinated debt, less (b) (i) intangible assets, including without limitation, patents, goodwill and treasury stock, and less (ii) all notes to shareholders of Borrowers (excluding the Subordinated notes to the Subordinated Creditors and excluding commission advances to employees of Borrowers), and less
(iii) capitalized cost of customer lists, as determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Cash-In-Flow" shall mean, for the time period in question and on a Consolidated basis and in accordance with GAAP, the sum of (a) Consolidated Net Income and (b) Consolidated Depreciation and Amortization Charges, (c) interest expense, (d) any decrease (increase) in the aggregate amount of Ameritech Residual Receivables, and (e) increase (decrease) in deferred taxes.

     "Consolidated Cash-Out-Flow" shall mean, the for the time period in question and on a consolidated basis and in accordance with GAAP, the aggregate of (a) the current portion of long-term Funded Indebtedness (including capitalized lease obligations) for the period in question as of the end of that period, and (b) interest expense (including interest expense on the Line of Credit Loan assuming full usage thereof).

     "Consolidated Depreciation and Amortization Charges" shall mean the aggregate of all such charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrowers for the year in question on a Consolidated basis as determined in accordance with GAAP.

     "Consolidated Net Income" shall mean the net income (losses) of Borrowers and their Subsidiaries, after taxes and after extraordinary items (but without giving effect to any gain resulting from the re-appraisal or write-up of any asset or the sale of any asset other than inventory), as determined on a Consolidated basis in accordance with GAAP.

     "Controlled Group" shall mean a Company and each "person" (as therein defined) required to be aggregated with a Company under Code Sections 414(b),
(c), (m) or (o).

     "Culver" shall mean Culver Educational Foundation, with an office at 1300 Academy Drive, Culver, Indiana 46511-1291, and its successors and assigns.

     "Culver Buy-Out Amount" shall mean the amount by which Culver may purchase Unitel's interest in the Culver Management Agreement, as such amount is adjusted from time to time.

     "Culver Management Agreement" shall mean the Long Distance Telephone Services Management Agreement between Culver and Unitel dated March, 1995, as assigned to Teleco, as it may be from time to time renewed, amended, modified, supplemented and replaced.

     "Currents Assets" and "Current Liabilities" shall mean the amounts of Borrowers' as determined on a Consolidated basis and in accordance with GAAP, with the understanding, however, that without limiting the generality of the foregoing, the amounts of the principal installments maturing within twelve months of the date in question on any promissory note (including any Note), and all accrued taxes shall be included in Current Liabilities and applicable reserves and other properly deductible items shall be deducted from Current Assets.

     "Debt" shall mean, collectively, (a) all Indebtedness incurred by Borrowers, or either of them, to the Bank pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) any other fees, and any prepayment premium payable hereunder; (d) every other liability, now or hereafter owing to Bank by Borrowers, and includes, without limitation, every liability, whether owing, by only one Borrower or by both Borrowers or by Borrowers with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Bank or acquired by Bank by purchase, pledge or otherwise and whether participated to or from them in whole or in part; and (e) all Related Expenses.

     "Default Rate" shall mean a rate per annum which shall be three percent (3%) in excess of the Prime Rate from time to time in effect.

     "Deposit Account" shall mean (a) any deposit account, and (b) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization.

     "Eligible Account Receivable" shall mean an account receivable of either Borrower to the extent arising out of completed sales by such Borrower in accordance with the terms and conditions of all purchase orders, contracts and other documents relating thereto. which, at all times until it is collected in full, continuously meets the following requirements: (a) is not subject to any claim for credit, allowance, or adjustment by the Account Debtor or any set off or counter claim; (b) arose in the ordinary course of such Borrower's business from the performance (fully completed) of services or bona fide sale of goods which have been shipped to the Account Debtor, and not more than ninety (90) days have elapsed since the performance (fully completed) of services or the sale of goods for or to the Account Debtor; provided, however, that accounts receivable due from a Local Exchange Carrier which are outstanding for more than ninety (90) days from performance but less than one hundred twenty (120) days from performance shall not be deemed ineligible if they otherwise meet the other requirements of this definition; (c) is not due from any Account Debtor with respect to which such Borrower has received any notice or has any knowledge of insolvency, bankruptcy or financial impairment; (d) is not subject to an assignment, pledge, claim, mortgage, lien, or security interest of any type except that granted to or in favor of the Bank; (e) does not relate to any goods

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rejected or returned, or acceptance of which has been revoked or refused; (f) is not the subject of any instrument or chattel paper offered in payment thereof;
(g) has not been determined by Bank to be unsatisfactory in any respect; (h) is not a Government Account Receivable, unless Bank's security interest in such Government Account Receivable is perfected according to the Federal Assignment of Claims Act; (i) is not an account receivable due from any affiliate, shareholder or employee of a Borrower; (j) is not a Foreign Account Receivable;
(k) is not evidenced by a promissory note or any other negotiable instrument;
(l) is not an account receivable owed to a Borrower by an Account Debtor which has failed to pay more than 25% of its currently outstanding accounts receivable within ninety (90) days, or within one hundred twenty (120) days with respect to a Local Exchange Carrier, or service or sale of goods; (m) is not an Ameritech Residual Receivable; (n) is not a Local Exchange Carrier Receivable; and (o) is not a Bell South Receivable, unless either (i) such Bell South Receivable is less than Five Hundred Thousand Dollars ($500,000), or (ii) Bank is provided a Collateral Assignment Agreement with respect to the Bell South Contract.

     "Eligible Net Book Value of Fixed Assets" shall mean the amounts of Borrowers' Equipment as determined on a Consolidated basis and in accordance with GAAP (less accumulated depreciation) and further reduced by (i) the "Culver Cable Plant" and (ii) capitalized computer software development expenses.

     "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

     "Equipment" shall mean (a) all equipment as defined in Chapter 1309 of the Ohio Revised Code, including without limitation, machinery, motor vehicles, trade fixtures, office and other furniture and furnishings, tools, dies, jigs, and molds; (b) all goods that are used or bought for use primarily in Borrowers' business; (c) all goods that are not consumer goods, farm products (as defined in Chapter 1309 of the Ohio Revised Code), or Inventory; and (d) all substitutes or replacements for, and all parts, accessories, additions, attachments, or accessions to (a) through (c) above.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

     "ERISA Event" shall mean: (a) the existence of any condition or event with respect to an ERISA Plan which presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a lien on the assets of a Company; (b) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section
4975) or a breach of a fiduciary duty under ERISA which could result in liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a "reportable event" (as defined under ERISA Section 4043) has occurred with respect of any Pension Plan as to which notice is required to be provided to the PBGC; (e) a Controlled Group member has withdrawn from a Multi-employer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multi-employer Plan is in or is likely to be in reorganization under ERISA Section 4241; (g) an ERISA Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such ERISA Plan fails to meet the requirements of Code Section 401(k);
(h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan; (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits; or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, ET SEQ. or Code
Section 4980B.

     "Event of Default" shall mean an event, condition or thing which constitutes an event of default as defined in Article VII hereof.

     "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer.

     "Foreign Account Receivable" shall mean any Account which arises out of contracts with or orders from an Account Debtor which is not a resident of the United States.

     "Funded Indebtedness" shall mean all Indebtedness that is funded, including, but not limited to, current, long-term and Subordinated Indebtedness, if any.

     "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrowers.

     "General Intangibles" shall mean all general intangibles now or hereafter acquired by either Borrower, including but not limited to general intangibles as defined in Chapter 1309 of the Ohio Revised Code, chooses in action, causes of action, all customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, goodwill, computer software, rights to indemnification and tax refunds, and all proceeds of any of the foregoing, irrespective of the form or kind thereof.

     "Guarantor" shall mean one who pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or one who agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

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     "Guarantor of Payment" shall mean any person which shall deliver a Guaranty of Payment to Bank subsequent to the Closing Date.

     "Guaranty of Payment" shall mean each of the guaranties of payment of debt executed and delivered by any Guarantor of Payment, as the same may be from time to time amended, supplemented or otherwise modified.

     "Indebtedness" shall mean, for any Company (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets excluding trade payables, (c) all obligations under conditional sales or other title retention agreements, (d) all reimbursement obligations (contingent or otherwise) under any letter of credit, bankers acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(e) all lease obligations which have been or should be capitalized on the books of such Company in accordance with GAAP, and (f) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

     "Inventory" shall mean (a) all inventory as defined in Chapter 1309 of the Ohio Revised Code; (b) all goods that are raw materials; (c) all goods that are work in process; (d) all goods that are materials used or consumed in the ordinary course of either Borrower's business; (e) all goods that are, in the ordinary course of either Borrower's business, held for sale or lease or furnished or to be furnished under contracts of service; and (f) all substitutes and replacements for, and parts, accessories, additions, attachments, or accessions to (a) through (e) above.

     "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property or asset.

     "Line of Credit Commitment" shall mean the agreement hereunder of Bank, in its discretion) to make Line of Credit Loan, up to an aggregate principal amount outstanding at any time equal to the lesser of (a) Two Million Dollars ($2,000,000), or (b) the Borrowing Base (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

     "Line of Credit Note" shall mean the Line of Credit Note executed and delivered pursuant to Section 2.1 A hereof.

     "Line of Credit Loan" shall mean a Loan granted to Borrowers by Bank in accordance with Section 2.1 hereof.

     "Loan" or "Loans" shall mean the credit granted to Borrowers in accordance with Sections 2.1A or B hereof.

     "Loan Documents" shall mean this Agreement, each of the Notes, each of the Guaranties of Payment of Debt (if any), the Collateral Assignment Agreements, the Subordination Agreements and any other documents delivered pursuant thereto.

     "Local Exchange Carrier" shall mean an Account Debtor who is considered a local exchange carrier in the ordinary course of Borrower's business.

     "Local Exchange Carrier Receivable" shall mean any account receivable of either Borrower, which meets the requirements of (a) through (m) of the definition of "Eligible Accounts Receivable," and is due from any Local Exchange Carrier.

     "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

     "Note" or "Notes" shall mean the Line of Credit Note and the Term Note, or any other note delivered pursuant to this Agreement.

     "Obligor" shall mean one whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor and any signatory to a Related Writing.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

     "Pension Plan" shall mean an ERISA Plan that is a "pension plan" within the meaning of ERISA Section 3(2).

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

     "Prime Rate" shall mean the interest rate established from time to time by Bank as Bank's base lending rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

     "Proceeds" shall mean (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, Bank's right to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of the Bank to Borrowers' sale, exchange, collection, or other disposition of any or all of the Collateral.

     "Related Expenses" shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorney's fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Bank in any attempt by Bank: (a) to obtain, preserve, perfect, or enforce any security interest evidenced by this

Agreement or any Related Writing; (b) to obtain payment, performance, and observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits of Borrowers or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

     "Related Writing" shall mean the Loan Documents and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrowers, any Subsidiary or any Obligor, or any of their respective officers. to Bank pursuant to or otherwise in connection with this Agreement.

     "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

     "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Bank) in favor of the prior payment in full of the Debt.

     "Subordinated Creditors" shall mean P & J Corporation or any other party which shall deliver a Subordination Agreement to Bank subsequent to the Closing Date.

     "Subordination Agreement" shall mean a Subordination Agreement executed and delivered by a Subordinated Creditor in connection with this Agreement, as the same may be from time to time amended, supplemented or otherwise modified.

     "Subsidiary" shall mean an existing or future corporation, the majority of the outstanding capital stock or voting power, or both, of which is (or upon the exercise of all outstanding warrants, options and other rights would be), directly or indirectly, owned at the time in question by either Borrower or by another such corporation or by any combination of Borrowers and such corporations.

     "Term Loan" shall mean the Loan granted to Borrowers by Bank in accordance with Section 2.1B hereof.

     "Term Loan Commitment" shall mean the obligation hereunder of Bank to make a Term Loan in the principal amount of Two Million Dollars ($2,000,000).

     "Term Note" shall mean the Term Note executed and delivered pursuant to
Section 2.1B hereof.

     "Total Liabilities" shall mean the total of all items of indebtedness or liability of Borrowers on a Consolidated basis which, in accordance with GAAP, would be included in determining total liabilities on the liability side of the balance sheet as of the date of determination.

     "Unmatured Event of Default" shall mean an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and which has not been appropriately waived by Bank in writing or fully corrected prior to becoming an actual Event of Default.

     "Voting Stock" shall mean stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).

     "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3 (1).

     "Wholly-Owned Subsidiary" shall mean each Subsidiary all of whose outstanding stock, other than directors' qualifying shares, shall at the time be owned by either Borrower and/or by one or more Wholly-Owned Subsidiaries.

     Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

     The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                       ARTICLE II.   AMOUNT AND TERMS OF CREDIT

     SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and provisions of this Agreement, Bank shall make Loans to Borrowers, in such aggregate amount as Borrowers shall request pursuant to the Line of Credit Commitment and the Term Loan Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this Agreement at any one time be in excess of the Commitment.

     The Loans may be made as Line of Credit Loan and as a Term Loan as follows:

     A. Line of Credit. Subject to the terms and conditions of this Agreement, Bank may, in its discretion, make a Loan or Loans to Borrowers in such amount or amounts as Borrowers may from time to time request, but not exceeding in aggregate principal amount at any one time outstanding hereunder the Line of Credit Commitment. Borrowers may, subject to the terms and conditions set forth herein, borrow hereunder up to the Line of Credit Commitment amount. The Line of Credit Loan shall be payable on demand and shall bear interest at a rate per annum which shall be the Prime Rate plus one-quarter of one percent (1/4%) from time to time in effect and drawn down in aggregate amounts of not less than Fifty Thousand Dollars ($50,000) or any multiple thereof.

     Borrowers shall pay interest on the unpaid principal amount of the Line of Credit Loan outstanding from time to time from the date thereof until paid, commencing November 1, 1997, and continuing on the first day of each succeeding month of each year, and upon payment of the outstanding principal balance of the Line of Credit Loan upon demand.

     The obligation of Borrowers to repay the Line of Credit Loan made by Bank and to pay interest thereon shall be evidenced by a Line of Credit Note of Borrowers substantially in the form of EXHIBIT A hereto, with appropriate insertions, dated the date of this Agreement and payable to the order of Bank on demand in the principal amount of the Line of Credit Commitment, or, if less, the aggregate unpaid principal amount of Line of Credit Loan made hereunder. Subject to the provisions of this Agreement, Borrowers shall be entitled under this Section 2.1 A to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time at the discretion of the Bank prior to demand.

ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE LINE OF CREDIT COMMITMENT IS A DISCRETIONARY FACILITY AND NOTHING CONTAINED IN THIS AGREEMENT SHALL REQUIRE BANK, AT ANY TIME, TO MAKE LINE OF CREDIT LOAN OR OTHER EXTENSIONS OF CREDIT TO BORROWER, AND THE GRANTING AMOUNT OF ANY LINE OF CREDIT LOAN OR OTHER EXTENSIONS OF CREDIT HEREUNDER, OTHER THAN PURSUANT TO SECTION 2.1B, SHALL AT ALL TIMES BE IN BANK'S SOLE DISCRETION.

     B. Term Loan. Subject to the conditions of this Agreement, Bank shall make a five (5) year Term Loan to Borrowers in such amount, if any, as Borrowers may request on the Closing Date, but not exceeding the Term Loan Commitment. To evidence the Term Loan, Borrowers shall execute and deliver to Bank the Term Note dated the date the Term Loan is to be made, and substantially in the form of Exhibit B hereto, with appropriate insertions. Borrowers shall pay interest on the unpaid principal amount of the Term Note outstanding from time to time from the date thereof until paid, at the fixed rate of nine and twenty-three hundredths percent (9.23%) per annum. The Term Note shall be payable in fifty-nine (59) consecutive monthly installments of Forty-One Thousand Seven Hundred Forty and 32/100 Dollars ($41,740.32) each, commencing November 1, 1997 and continuing on the first day of each and every succeeding month thereafter, with the balance thereof payable in full on November 1, 2002.

     SECTION 2.2. CONDITIONS TO LOANS. The obligation of Bank to make Loans hereunder is conditioned, in the case of each borrowing or issuance hereunder, upon:

     (a) all conditions precedent as listed in Article III hereof shall have been satisfied;

     (b) receipt by Bank of notice from Borrowers by 11:00 A.M. on the proposed date of borrowing, such notice to provide the aggregate amount the Loan;

     (c) the fact that no Unmatured Event of Default or Event of Default shall then exist or immediately after the Loan would exist; and

     (d) the fact that the representations and warranties contained in Article VI hereof shall be true and correct with the same force and effect as if made on and as of the date of such Loan, except to the extent that any thereof expressly relate to an earlier date.

Each request for a Loan by Borrowers hereunder shall be deemed to be a representation and warranty by Borrowers as of the date of such request as to the facts specified in (c) and (d) above.

     SECTION 2.3. PAYMENT ON NOTES, ETC. All payments of principal, interest and other fees shall be made to Bank in immediately available funds. Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers' obligations under each such Note. The aggregate unpaid amount of Loans set forth on the records of Bank shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Note, shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note.

     SECTION 2.4. PREPAYMENT. Subject to the terms of this Section, Borrowers shall have the right at any time or from time to time to prepay all or any part of the principal amount of the Notes then outstanding as designated by Borrowers, plus interest accrued on the amount so prepaid to the date of such prepayment and plus the applicable prepayment premium as hereinafter provided. Borrowers shall give Bank notice of prepayment of any Loans by not later than 11:00 A.M. Cleveland time on the Business Day such prepayment is to be made. Prepayments of the Line of Credit Note shall be without any premium or penalty. If the Term Note is prepaid in excess of twenty percent (20%) of the scheduled amortization per year prior to maturity, as determined by Bank in its reasonable discretion which determination shall be conclusive and binding on Borrowers, each prepayment of the Term Note shall be subject to a prepayment premium (due and payable with such prepayment) based on the following schedule: (a) prepayment during the first (1st) year of the Term Note, a prepayment premium equal to five percent (5%) of the principal amount outstanding at the time of any such prepayment, (b) prepayment during the first (2nd) year of the Term Note, a prepayment premium equal to four percent (4%) of the principal amount outstanding at the time of any such prepayment, (c) prepayment during the third
(3rd) year of the Term Note, a prepayment premium equal to three percent (3%) of the principal amount outstanding at the time of any such prepayment, (d) prepayment during the fourth (4th) year of the Term Note, a prepayment premium equal to two percent (2%) of the principal amount outstanding at the time of any such prepayment, (e) prepayment during the fifth (5th) year of the Term Note, a prepayment premium equal to one percent (1%) of the principal amount outstanding at the time of any such prepayment. Each partial prepayment of the Term Note shall be applied to the principal installments thereof in the inverse order of their respective maturities and such prepayment premium shall be calculated based on the principal amount outstanding immediately prior to such prepayment.

     SECTION 2.5. TERMINATION OR REDUCTION OF COMMITMENTS. Borrowers may at any time or from time to time terminate in whole or ratably in part the Commitment to an amount not less than the aggregate principal amount of the Loans then outstanding, by giving Bank not fewer than five (5) Business Days' notice, provided that any such partial termination shall be in an amount of One Hundred Thousand Dollars ($100,000) or any integral multiple thereof. If Borrowers terminate in whole the Commitment, on the effective date of such termination (Borrowers having prepaid in full the unpaid principal balance, if any, of the Notes outstanding, together with all interest (if any) and accrued and unpaid) all of the Notes outstanding shall be marked "Canceled" and delivered to Borrowers. Any partial reduction in the Commitment shall be effective from the date of such reduction until demand with respect to Line of Credit Loan, and until maturity with respect to Term Loan.

     SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans, Related Expenses and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the rate allowable by law.

                         ARTICLE III.   CONDITIONS PRECEDENT

     The obligation of Bank to make its first Loan hereunder is subject to Borrowers satisfying each of the following conditions:

     SECTION 3.1. NOTES. Borrowers shall have executed and delivered to Bank the Line of Credit Note and the Term Note.

     SECTION 3.2.   [Intentionally Omitted]

     SECTION 3.3. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Each Borrower shall deliver to Bank an officer's certificate certifying the names of the officers of each Borrower authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of each Borrower evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which each Borrower, as the case may be, is a party, and (b) the Articles (or Certificate) of Incorporation and all amendments thereto of each Borrower.

     SECTION 3.4. LEGAL OPINION. An opinion of counsel for Borrowers in form and substance satisfactory to Bank shall be delivered to Bank.

     SECTION 3.5. GOOD STANDING CERTIFICATES. A good standing certificate or certificates for each Borrower issued on or about the Closing Date by the Secretary of State in the state(s) where each Borrower is incorporated or qualified as a foreign corporation shall be delivered to Bank.

     SECTION 3.6. CLOSING FEE/LEGAL FEES. A closing fee of Fifteen Thousand Dollars ($15,000) shall be paid on the Closing Date to Bank, and all legal fees and expenses of Bank in connection with the preparation and negotiation of the Loan Documents shall also be paid.

     SECTION 3.7. FINANCING STATEMENTS AND LIEN SEARCHES. With respect to the property owned or leased by Borrowers, Borrowers shall cause to be delivered to
Bank: (a) U.C.C. financing statements satisfactory to Bank; (b) the results of U.C.C. lien searches, satisfactory to Bank; (c) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Banks; and
(d) U.C.C. termination statements reflecting termination of all financing statements previously filed and any other party having a security interest in any part of the Collateral or any other property securing the Debt.

     SECTION 3.8. INSURANCE CERTIFICATE. Evidence of insurance on ACORD 27 form, and otherwise satisfactory to Bank, of adequate personal property and liability insurance of Borrowers, with Bank listed as loss payee and additional insured.

     SECTION 3.9. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Bank, shall have occurred in the financial condition, operations or prospects of Borrowers.

     SECTION 3.10. SUBORDINATION AGREEMENTS. Borrowers shall deliver a Subordination Agreement, fully executed by each Subordinated Creditor, wherein the Indebtedness to each Subordinated Creditor is Subordinated to the Debt.

     SECTION 3.11. COLLATERAL ASSIGNMENT AGREEMENT. Borrowers shall deliver a Collateral Assignment Agreement, executed by each Borrower, in form and substance satisfactory to Bank.

     SECTION 3.12. LANDLORD'S AND MORTGAGEE'S WAIVERS. Borrowers shall deliver a landlord's waiver and a mortgagee's waiver, if applicable, each in form and substance satisfactory to Bank, for Borrower's location at 9310 Progress Parkway, Mentor, Ohio and 8450 Westfield Blvd., Indianapolis, Indiana and, upon reasonable request by Bank, for each other location not owned by either Borrower where any of the Collateral is located.

     SECTION 3.13. MISCELLANEOUS. Such other items and conditions as may be reasonably required by Bank.

                               ARTICLE IV.   COVENANTS

          Borrowers agree that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrowers shall perform and observe, and shall cause each Subsidiary to perform and observe, each of the following provisions:

     SECTION 4.1. INSURANCE. Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to Bank, with provisions satisfactory to Bank for payment of all losses thereunder to Bank and Borrowers as their interests may appear (loss payable endorsement in favor of Bank), and, if required by Bank, Borrowers shall deposit the policies with Bank. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Bank. Any sums received by Bank in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Bank, be applied upon any Debt whether or not the same is then due and payable, or may be delivered to Borrowers for the purpose of replacing, repairing, or restoring the insured property. Bank is hereby authorized to act as attorney-in-fact for Borrowers in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts. In the event of failure to provide such insurance as herein provided, Bank may, at its option, provide such insurance and Borrowers shall pay to Bank, upon demand, the cost thereof Should Borrowers fail to pay such sum to Bank upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in this Agreement. Within ten (10) days of Bank's written request, Borrowers shall furnish to Bank such information about Borrowers' insurance as Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Bank and certified by a Financial Officer of each Borrower.

     SECTION 4.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

     SECTION 4.3.   FINANCIAL STATEMENTS.  Borrowers shall furnish to Bank:

     (a) as frequently as Bank may request, but no less frequently than monthly, a Borrowers' Certificate prepared certified as being true and correct by a Financial Officer;

     (b) within twenty (20) days after the end of each month, an Accounts aging report and, if requested by Bank, an Inventory report, in form and substance satisfactory to Bank and signed by a Financial Officer;

     (c) within forty-five (45) days after the end of each month, balance sheets of Borrowers and their Subsidiaries as of the end of such period and statements of income (loss), stockholders equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to Bank and certified by a Financial Officer of each Borrower; together with a certificate of such officer setting forth the Unmatured Event of Defaults and Events of Default coming to the Financial Officer's attention or, if none, a statement to that effect;

     (d) within one hundred twenty (120) days after the end of each of its fiscal years, an annual audit report of Borrowers and their Subsidiaries for that year prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to Bank and certified by an independent public accountant satisfactory to Bank, which report shall include balance sheets and statements of income (loss), stockholders equity and cash-flow for that period, together with a certificate by the accountant setting forth the Unmatured Event of Defaults and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

     (e)  with the delivery of the quarterly and annual financial statements in
(c) and (d) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties;

     (f) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrowers to their shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrowers (in final form) to any securities exchange or over the counter authority or system, or to the Securities and Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of Borrowers' securities; and

     (g) within ten (10) days of Bank's written request, such other information about the financial condition, properties and operations of any Company as Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Bank and certified by a Financial Officer of the Company or Companies in question; provided, however, if the information requested cannot reasonably be provided within ten (10) days, Borrowers shall provide such information within a reasonable time, but in no event more than forty-five (45) days after Bank's request.

     SECTION 4.4 FINANCIAL RECORDS. Each Company shall at all times maintain true records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Bank to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

     SECTION 4.5. FRANCHISES. Each Company shall preserve and maintain at all times its existence, rights and franchises.

     SECTION 4.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrowers shall furnish to Bank (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event, as defined under ERISA Section 4043, with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action which such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, (b) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each ERISA Plan established or maintained by such Company for each plan year, including
(i) where required by law, a statement of assets and liabilities of such ERISA Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to Bank and (ii) an actuarial statement of such ERISA Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to Bank, and (c) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrowers shall promptly notify Bank of any material taxes assessed, proposed to be assessed or which Borrowers have reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrowers and its Subsidiaries. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by the chief financial officer or other authorized officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto.

     SECTION 4.7.   FINANCIAL COVENANTS.

     (a) Debt Service Coverage. Borrowers shall maintain a ratio of Cash-In-Flow to Cash-Out-Flow of no less than (i) 1.0 to 1.0 from the fiscal year ending December 31, 1997, and (ii) 1.20 to 1.0 for the fiscal year ending December 31, 1998 and for each fiscal year ending thereafter, said ratio to be tested as of the end of each calendar quarter, based upon Borrowers' most recent financial statements for the applicable period.

     (b) Minimum Tangible Net Worth. Borrowers shall not suffer or permit Consolidated Adjusted Tangible Net Worth at any one time to be below (i) One Million Seven Hundred Fifty Thousand and no/100 Dollars ($1,750,000.00) from the Closing Date through and including

December 30, 1997, (ii) Two Million and no/100 Dollars ($2,000,000.00) from December 31, 1997 through and including December 30, 1998, and (iii) Two Million Seven Hundred Fifty Thousand and no/100 Dollars ($2,750,000.00) from
December 31, 1998 and thereafter, said ratio to be tested as of the end of each calendar quarter, based upon Borrowers' most recent financial statements for the applicable period.

     (c) Leverage Ratio. Borrowers shall not suffer or permit at any time the ratio of (a) Total Liabilities, minus Subordinated Indebtedness to the Subordinated Creditors to (b) Consolidated Adjusted Tangible Net Worth, to exceed (i) 4.0 to 1.0 from the Closing Date through and including December 30, 1997, (ii) 3.25 to 1.00 from December 31, 1997 through and including
December 30, 1998, and (iii) 2.50 to 1.0 from December 31, 1998 and thereafter, said ratio to be tested as of the end of each calendar quarter, based upon Borrowers' most recent financial statements for the applicable period.

     SECTION 4.8. BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to (a) the Loans; (b) any loan or loans granted to Borrowers evidenced by a promissory note issued pursuant to any other agreement hereafter in effect so long as the aggregate principal amount of all such loans does not exceed Two Hundred Thousand Dollars ($200,000) at any one time outstanding plus an amount equal to the indebtedness set forth on
Schedule 4.8 pursuant to Section (c) herein as of the Closing Date; (c) the indebtedness set forth in Schedule 4.8 attached hereto and made a part hereof,
(d) loans to a Company from a Company so long as each such Company is a Guarantor of Payment.

     SECTION 4.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

     (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

     (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets which (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, (ii) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, and (iii) are Subordinated to the Liens of Bank;

     (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrowers or another Subsidiary;

     (d) any mortgage, security interest of Lien securing only indebtedness incurred to Bank;

     (e)  purchase money Liens on fixed assets securing the loans pursuant to
Section 4.8(b) hereof or;

     (f)  Liens presently existing on the date hereof as set forth in
SCHEDULE 4.9 attached hereto and made a part hereof.

No Company shall enter into any contract or agreement which would prohibit Bank from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of either Borrower and or any of their Subsidiaries.

     SECTION 4.10. REGULATIONS U AND X. No Company shall take any action that would result in any non-compliance of the Loans made hereunder with Regulations U and X of the Board of Governors of the Federal Reserve System.

     SECTION 4.11.  INVESTMENTS AND LOANS.   No Company shall (a) create,
acquire or hold any Subsidiary without the prior written consent of Bank and in all cases such Subsidiary shall execute and deliver to Bank a Guaranty of Payment and such other information as Bank may reasonably request, (b) make or hold any investment in any stocks, bonds or securities of any kind; provided, however, Borrowers shall be permitted to repurchase the shares of Telecomm Industries Corp. from the individuals listed on Schedule 4.11 attached hereto and made a part hereof, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person; provided, however, Borrowers shall be permitted to make advances, consistent with the past practices of Borrowers, to employees of borrowers based on such employees anticipated earnings for a particular period, or (e) be or become a Guarantor of any kind, except guarantees securing only indebtedness of the Companies incurred pursuant to this Agreement; provided, that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business, (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System, (iii) any investment in commercial paper or securities which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investor Service, Inc. or Standard and Poor's Corporation; or (iv) the holding of Subsidiaries listed on SCHEDULE 4.11.

     SECTION 4.12. MERGER OR SALE OF ASSETS. Without the prior written consent of Bank, no Company shall merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person, except that if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist,

     (a) any Subsidiary may merge with (i) a Borrower (provided that the Borrower shall be the continuing or surviving corporation) or (ii) any one or more other Subsidiaries, provided that either (x) the continuing or surviving corporation shall be a Wholly-Owned Subsidiary, or (y) after giving effect to any merger pursuant to this sub-clause (ii), the applicable Borrower and/or one or more Wholly-Owned Subsidiaries shall own not less than the same percentage of the outstanding

Voting Stock of the continuing or surviving corporation as such Borrower and/or one or more Wholly-Owned Subsidiaries owned of the merged Subsidiary immediately prior to such merger, or

     (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) a Borrower, (ii) any Wholly-Owned Subsidiary, or (iii) any Subsidiary, of which the applicable Borrower and/or one or more Wholly-Owned Subsidiaries shall own not less than the same percentage of Voting Stock as the applicable Borrower and/or one or more Wholly-Owned Subsidiaries then own of the Subsidiary making such sale, lease, transfer or other disposition.

     SECTION 4.13.  ACQUISITIONS.   No Company shall acquire the assets or stock
of any other corporation without the prior written consent of Bank.

     SECTION 4.14. NOTICE. Borrowers shall cause their Financial Officers to promptly notify Bank whenever any Unmatured Event of Default or Event of Default may occur hereunder or any other representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

     SECTION 4.15. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which a Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Each Company shall furnish to Bank promptly after receipt thereof a copy of any notice such Company may receive from any governmental authority, private person or entity or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. Borrowers shall defend, indemnify and hold Bank harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.

     SECTION 4.16. USE OF PROCEEDS. Borrowers' use of the proceeds of the Line of Credit Notes shall be solely for working capital and other general corporate purposes of Borrowers and such Borrower's Subsidiaries. Borrower's use of the proceeds of the Term Note shall be solely for refinancing of all Borrowers' existing bank debt.

     SECTION 4.17. CAPITAL EXPENDITURES. Borrowers and their Subsidiaries shall not invest in Capital Expenditures more than an aggregate amount equal to One Hundred Fifty Thousand Dollars ($150,000) during each fiscal year of Borrowers. This provision shall not apply to Capital Expenditures relating to the Ameritech co-op monies incurred in the ordinary course of business to facilitate the Ameritech relationship.

     SECTION 4.18. CORPORATE NAMES AND LOCATION OF COLLATERAL. No Company will change its corporate name, unless, in each case, such Company shall provide Bank with at least thirty (30) days prior written notice thereof. No Company will use trade names, assumed names or fictitious names without giving Bank at least thirty (30) days' prior written notice thereof. Borrowers shall also provide Bank with at least thirty (30) days' prior written notification of: (a) any change in any location where any Company's Inventory or Equipment is maintained, and any new locations where any Company's Inventory or Equipment is to be maintained; (b) any change in the location of the office where any Company's records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in any Company's chief executive office.. In the event of any of the foregoing, Borrowers shall promptly execute and deliver to Bank (and Borrowers agree that Bank may execute and deliver the same as Borrowers' irrevocable attorney-in-fact) new U.C.C. financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Bank's sole discretion, to perfect or continue perfected Bank's security interest in the Collateral based upon such new places of business or names, and Borrowers shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Bank therefor if Bank pays the same. Such amounts shall be Related Expenses hereunder.

     SECTION 4.19. SUBSIDIARY GUARANTIES. Each Subsidiary or other affiliate of a Company, created, acquired or held subsequent to the Closing Date, shall execute and deliver to Bank a Guaranty of Payment of all of the Debt, such agreement to be in form and substance acceptable to Bank.

     SECTION 4.20.  COLLATERAL.  Borrowers shall:

     (a) at all reasonable times allow Bank by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from Borrowers' books and other records, including, without limitation, the tax returns of Borrowers; (ii) arrange for verification of Borrowers' Accounts, under reasonable procedures, directly with Account Debtors or by other methods; and (iii) examine and inspect Borrowers' Inventory and Equipment, wherever located;

     (b) promptly furnish to Bank upon request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of Borrowers' Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Bank may request;

     (c) notify Bank in writing immediately upon the creation of any Accounts with respect to which the Account Debtor is the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or any business which is located in a foreign country;

     (d) mark its books and records of Accounts to indicate the security interest granted to Bank hereunder;

     (e) immediately notify Bank in writing of any information which Borrowers have or may receive with respect to the Collateral which might in any manner materially and adversely affect the value thereof or the rights of Bank with respect thereto;

     (f) maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and promptly inform Bank of any additions to or deletions from the Equipment; and

     (g) upon request of Bank, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, and instruments as Bank may require, including, without limitation, financing statements, so as to completely vest in and ensure to Bank its rights hereunder and in or to the Collateral.

     A carbon, photographic, or other reproduction of this Agreement may be used as a financing statement. If certificates of title or applications for title are issued or outstanding with respect to any of Borrowers' Inventory or Equipment, Borrowers shall, upon request of Bank, (i) execute and deliver to Bank a short form security agreement, in the form of EXHIBIT D hereto, and (ii) deliver such certificate or application to Bank and cause the interest of Bank to be properly noted thereon. Borrowers hereby authorize Bank or Bank's designated agent (but without obligation by Bank to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Unmatured Event of Default or Event of Default), and Borrowers shall promptly repay, reimburse, and indemnify Bank for any and all Related Expenses. If Borrowers fail to keep and maintain the Equipment in good operating condition, Bank may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Bank upon demand therefor; Bank may, at its option, debit Related Expenses directly to the Line of Credit Note or any other Note.

     SECTION 4.21. MERGER; DISSOLUTION OF CORPORATIONS. Borrowers shall use its best efforts to cause Centel Corp., an Ohio corporation and Authorized Network Distributors, Inc. (fka AND Acquisition Corporation), an Ohio corporation, to either be (a) merged with a Borrower (provided that the Borrower shall be the continuing or surviving corporation), or (b) voluntarily dissolved pursuant to Section 1701.86 of the Ohio Revised Code. Borrowers shall effectuate such merger or dissolution by December 31, 1997.

                                ARTICLE V.   SECURITY

     SECTION 5.1. SECURITY INTEREST IN COLLATERAL. In consideration of and as security for the full and complete payment of all of the Debt, Borrowers do hereby grant to Bank a security interest in and an assignment of the Collateral.

     SECTION 5.2.   COLLECTIONS AND RECEIPT OF PROCEEDS BY BORROWERS.   Prior to
exercise by Bank of its rights under Article VIII of this Agreement, both (a) the lawful collection and enforcement of all of Borrowers' Accounts, and (b) the lawful receipt and retention by Borrowers of all Proceeds of all of Borrowers' Accounts and Inventory shall be as the agent of Bank. Upon written notice to Borrowers from Bank after the occurrence of an Event of Default, a Cash Collateral Account shall be opened by Borrowers at the main office of Bank and all such lawful collections of Borrowers' Accounts and such Proceeds of Borrowers' Accounts and Inventory shall be remitted daily by Borrowers to Bank in the form in which they are received by Borrowers, either by mailing or by delivering such collections and Proceeds to Bank, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Borrowers from Bank, Borrowers shall not commingle such collections or Proceeds with any of Borrowers' other funds or property, but will hold such collections and Proceeds separate and apart therefrom upon an express trust for Bank. In such case, Bank may, in its sole discretion, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest of any Note or Notes, or (ii) any other Debt. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Bank on its warranties of collection, Bank may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Borrowers with Bank, and, in any event, retain same and Borrowers' interest therein as additional security for the Debt. Bank may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Borrowers for use in Borrowers' business. The balance in the Cash Collateral Account may be withdrawn by Borrowers upon termination of this Agreement and payment in full of all of the Debt. At Bank's request after the occurrence of an Event of Default, Borrowers shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box in Cleveland, Ohio, to which Bank shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Bank's customary lock box agreement.

     Bank, or Bank's designated agent, is hereby constituted and appointed Borrowers attorney-in-fact with authority and power to endorse any and all instruments, documents, and chattel paper upon Borrowers' failure to do so.
Such authority and power, being coupled with an interest, shall be
(A) irrevocable until all of the Debt is paid, (B) exercisable by Bank at any time and without any request upon Borrowers by Bank to so endorse, and (C) exercisable in Bank's name or Borrowers' name. Borrowers hereby waive presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof Bank shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

     SECTION 5.3. COLLECTIONS AND RECEIPT OF PROCEEDS BY BANK. Borrowers hereby constitute and appoint Bank, or Bank's designated agent, as Borrowers' attorney-in-fact to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Debt:

     (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Bank's name or either Borrower's name, any and all of Borrowers' cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral;

     (b) to transmit to Account Debtors, on any or all of Borrowers' Accounts, notice of assignment to Bank thereof and Bank's security interest therein and to request from such Account Debtors at any time, in Bank's name or in Borrowers' name, information concerning Borrowers' Accounts and the amounts owing thereon;

     (c) to transmit to purchasers of any or all of Borrowers' Inventory, notice of Bank's security interest therein, and to request from such purchasers at any time, in Bank's name or in Borrowers' name, information concerning Borrowers' Inventory and the amounts owing thereon by such purchasers;

     (d) to notify and require Account Debtors on Borrowers' Accounts and purchasers of Borrowers' Inventory to make payment of their indebtedness directly to Bank;

     (e) to take or bring, in Bank's name or Borrowers' name, all steps, actions, suits, or proceedings deemed by Bank necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

     (f) to accept all collections in any form relating to the Collateral, including remittances which may reflect deductions, and to deposit the same, into Borrowers' Cash Collateral Account or, at the option of Bank, to apply them as a payment against any Note or Notes.

     SECTION 5.4. USE OF INVENTORY AND EQUIPMENT. Until any Event of Default shall occur, Borrowers may: (a) retain possession of and use their Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease their Inventory in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an Indebtedness, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of Borrowers' business; and (c) also use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on Borrowers' business.

                     ARTICLE VI.   REPRESENTATIONS AND WARRANTIES

     Subject only to such exceptions, if any, as may be fully disclosed in an officer's certificate or written opinion of counsel furnished by Borrowers to Bank prior to the execution and delivery hereof, Borrowers represent and warrant as follows:

     SECTION 6.1. CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly authorized to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on SCHEDULE 6.1, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a material adverse effect to the business, operations or condition (financial or otherwise) of such Company. SCHEDULE 6.1 sets forth each Subsidiary, its state of incorporation, its relationship to Borrowers, including the percentage of each class of stock owned by a Company or the percentage of stock of Borrowers owned by it, the location of its chief executive offices and its principal place of business. Borrowers own all of the capital stock of each of their Subsidiaries.

     SECTION 6.2. CORPORATE AUTHORITY. Borrowers have the right and power and are duly authorized and empowered to enter into, execute, deliver the Loan Documents to which either is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which either Borrower is a party have been duly authorized and approved by such Borrower's Board of Directors and are the valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 4.9 of this Agreement) upon any assets or property of Borrowers under the provisions of, either Borrower's Certificate of Incorporation, Bylaws or any agreement (except to the extent such a conflict or breach will not cause or result in a material adverse effect to the business, operations or condition (financial or otherwise) of either Borrower).

     SECTION 6.3.   COMPLIANCE WITH LAWS.  Each Company:

     (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto;

     (b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

     (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound.

     SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on SCHEDULE 6.4., hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against Borrowers or any of their Subsidiaries, or in respect of which Borrowers or any of their Subsidiaries may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining, which would have or would be reasonably expected to have a material adverse effect on the business, property or operations (financial or otherwise) of a Company.

     SECTION 6.5. LOCATION. Borrowers have places of business or maintains their Inventory or Equipment at the locations listed on SCHEDULE 6.5. The chief executive office of both Borrowers is 9310 Progress Parkway, Mentor, Ohio 44060 and the office where Borrowers keep their records concerning its Accounts is 9310 Progress Parkway, Mentor, Ohio 44060.

     SECTION 6.6. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 6.6 hereto.

     SECTION 6.7. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 4.9 hereof, (a) there is no financing statement outstanding covering any personal property of Borrowers or of any Subsidiary, other than a financing statement in favor of Bank, if any;
(b) there is no mortgage outstanding covering any real property of Borrowers or of any Subsidiary, other than a mortgage in favor of Bank, if any; and (c) no real or personal property of Borrowers or of any Subsidiary is subject to any security interest or Lien of any kind other than any security interest or Lien which may be granted to Bank. Bank has a valid and enforceable first security interest in the Collateral. On and after the Closing Date, neither Borrowers nor any Subsidiary has entered into any contract or agreement which would prohibit Bank from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Borrowers and/or any of its Subsidiaries.

     SECTION 6.8. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of Borrowers have been filed and except as disclosed on
Schedule 6.8 attached hereto and incorporated herein, which shall be paid within ten (10) business days of the Closing Date, all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a material adverse effect on the business, operations or condition (financial or otherwise) of Borrowers. The provision for taxes on the books of Borrowers is adequate for all years not closed by applicable statutes and for the current fiscal year.

     SECTION 6.9. ENVIRONMENTAL LAWS. Each Company is in compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of their knowledge, threatened against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.

     SECTION 6.10. CONTINUED BUSINESS. There exists no actual, pending, or, to the best of Borrowers' knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Company in any respect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner which it was theretofore conducted.

     SECTION 6.11. EMPLOYEE BENEFITS PLANS. SCHEDULE 6.11 identifies each ERISA Plan. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a):
(a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401 (a), (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401 (b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501 (a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan has determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. The aggregate potential amount of liability that would result if all Controlled Group members withdrew from all Multiemployer Plans in a "complete withdrawal" (within the meaning of ERISA Section 4203) would not exceed Twenty-Five Thousand Dollars ($25,000).

     SECTION 6.12. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrowers in connection with the execution, delivery or performance of any of the Loan Documents, which has not already been obtained or completed.

     SECTION 6.13. SOLVENCY. Borrowers have each received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrowers have incurred to Bank. Neither Borrower is insolvent as defined in any applicable state or federal statute, nor will either Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Bank. Neither Borrower is engaged or about to engage in any business or transaction for which the assets retained by it will be an unreasonably small capital, taking into consideration the obligations to Bank incurred hereunder. Neither Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

     SECTION 6.14. FINANCIAL STATEMENTS. The June 30, 1997 Consolidated financial statements of Telecomm Industries Corp. furnished to Bank, are true and complete, have been prepared in accordance with GAAP, and fairly present the Companies' financial condition as of the date of such financial statements and the results of their operations for the interim period then ending. Since that date, there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

     SECTION 6.15. REGULATIONS. Borrowers are not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loans (or any conversion thereof) nor the use of the proceeds of the Loans will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

     SECTION 6.16. MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 6.16 attached to this Agreement, Borrowers nor any of their Subsidiaries is a party to any (a) debt instrument; lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable et will or on less than ninety
(90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement which, as to subsections (a) through (g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a material adverse effect on the business, operation or condition (financial or otherwise) of Borrowers.

     SECTION 6.17. INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

     SECTION 6.18. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as the Companies.
SCHEDULE 6.18 sets forth all insurance carried by the Companies, setting forth in detail the amount and type of such insurance.

     SECTION 6.19. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrowers, there is no known fact which any Company has not disclosed to Bank which has a material adverse effect on the business, operations or condition (financial or otherwise) of any Company.

     SECTION 6.20. DEFAULTS. No Unmatured Event of Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

     SECTION 6.21. CONSUMMATION OF ACQUISITION. The acquisition of the assets of Unitel, Inc., an Indiana corporation ("Unitel"), by Teleco has been fully consummated in accordance with all of the terms and conditions of that certain Asset Purchase Agreement, dated July 7, 1997, among Unitel, Paul Satterthwaite, John Satterthwaite and Borrowers.

                           ARTICLE VII.   EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default hereunder:

     SECTION 7.1.   PAYMENTS.   If the principal of or interest on any Note or
any or other fee shall not be paid in full punctually when due and payable.

     SECTION 7.2.   SPECIAL COVENANTS.   If any Company or any Obligor shall
fail or omit to perform and observe Sections 4.5, 4.7, 4.12 or 4.13 hereof.

     SECTION 7.3.   OTHER COVENANTS.   If any Company or any Obligor shall fail
or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or such Obligor's part, as the case may be, to be complied with, and that Unmatured Event of Default shall not have been fully corrected within ten (10) business days after the giving of written notice thereof to Borrowers by Bank that the specified Unmatured Event of Default is to be remedied.

     SECTION 7.4.   REPRESENTATIONS AND WARRANTIES.   If any representation,
warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to Bank or any other holder of any Note, shall be false or erroneous in any material respect.

     SECTION 7.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of Fifty Thousand Dollars ($50,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity.

     SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) Bank determines could have a material adverse effect on the financial condition of any Company, or (b) results in a Lien on any of the assets of any Company.

     SECTION 7.7.   MONEY JUDGMENT.   A final judgment or order for the payment
of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired.

     SECTION 7.8.   MATERIAL ADVERSE CHANGE.   There shall have occurred any
condition or event which Bank determines has or is reasonably likely to have a material and adverse effect on the business, prospects, operations or financial condition of Borrowers or any Subsidiary or on the rights and remedies of Bank under the Loan Documents or the ability of Borrowers or any Subsidiary to perform its obligations under the Loan Documents.

     SECTION 7.9. SOLVENCY. If any Company or any Obligor shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or
(e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or
(g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

                        ARTICLE VIII.   REMEDIES UPON DEFAULT

     Notwithstanding any contrary provision or inference herein or elsewhere,

     SECTION 8.1.   OPTIONAL DEFAULTS.  If any Event of Default referred to in
Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 or 7.9 hereof shall occur, Bank shall have the right in its discretion, to give written notice to Borrowers, to:

     (a) terminate the Commitments and the credits hereby established, if not theretofore terminated, and, immediately upon such election, the obligation of Bank to make any further Loan or Loans hereunder, immediately shall be terminated, and/or

     (b) accelerate the maturity of all of Borrowers' Debt (if it be not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrowers.

     SECTION 8.2.   AUTOMATIC DEFAULTS.  If any Event of Default referred to in
Section 7.9 hereof shall occur:

     (a) all of the Commitments and the credits hereby established shall automatically and immediately terminate, if not theretofore terminated, and Bank thereafter shall not be under any obligation to grant any further Loan or Loans hereunder, and

     (b) the principal of and interest on any Notes then outstanding, and all of Borrowers' Debt to Bank, shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrowers.

     SECTION 8.3. OFFSETS. If there shall occur or exist any Unmatured Event of Default referred to in Section 7.9 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrowers to Bank, whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by Bank to or for the credit or account of Borrowers, all without notice to or demand upon

Borrowers or any other person, all such notices and demands being hereby expressly waived by Borrowers.

     SECTION 8.4. COLLATERAL. Upon the occurrence of any Event of Default, and at all times thereafter, Bank shall have the rights and remedies of a secured party under the Ohio Revised Code, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement or in any other writing executed by Borrowers. Bank may require Borrowers to assemble the Collateral, which Borrowers agree to do, and make it available to Bank at a reasonably convenient place to be designated by Bank. Bank may, with or without notice to or demand upon Borrowers and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrowers. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to either Borrower or any other Person or property, all of which Borrowers hereby waive, and upon such terms and in such manner as Bank may deem advisable, Bank, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time or, from time to time. No prior notice need be given to Borrowers or to anyone else in the case of any sale of Collateral which Bank determines to be perishable or to be declining speedily in value or which is customarily sold in any recognized market, but in any other case Bank shall give Borrowers not fewer than ten (10) days' prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrowers waive advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Bank may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrowers hereby waive and release. After deducting all Related Expenses, and after paying all claims, if any, Secured by liens having precedence over this Agreement, Bank may apply the net proceeds of each such sale to or toward the payment of the Debt, whether or not then due, in such order and by such division as Bank in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrowers, and Borrowers shall remain liable for any deficiency. In addition, Bank shall at all times have the right to obtain new appraisals of Borrowers or the Collateral, the cost, of which shall be paid by Borrowers.

                             ARTICLE IX.   MISCELLANEOUS

     SECTION 9.1.   NO WAIVER; CUMULATIVE REMEDIES; RELATIONSHIP OF PARTIES.
No omission or course of dealing on the part of Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges under any of the Loan Documents, held by operation of law, by contract or otherwise. Nothing contained in this Agreement and no action taken by Bank pursuant hereto shall be deemed to constitute Borrowers and Bank a partnership, association, joint venture or other entity. The relationship between Borrowers and Bank with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditor, respectively, and Bank shall have no fiduciary obligation toward Borrowers with respect to any such documents or the transactions contemplated thereby.

     SECTION 9.2. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9.3.   NOTICES.   All notices, requests, demands and other
communication, provided for hereunder shall be in writing and, if to Borrowers, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, or if to Bank, mailed or delivered to it, addressed to the address of Bank specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, except that notices from Borrowers to Bank pursuant to any of the provisions hereof shall not be effective until received by Bank.

     SECTION 9.4. COSTS, EXPENSES AND TAXES. Borrowers agree to pay on demand all costs and expenses of Bank, any expenses incurred in connection with the preparation of this Agreement and any Related Writings, and all Related Expenses, including but not limited to, (a) administration and out-of-pocket expenses of Bank in connection with the administration of this Agreement, the Notes, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Bank in connection with the administration of this Agreement, the Notes and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for Bank, with respect thereto and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) all costs and expenses, including reasonable attorneys' fees, in connection with the restructuring or enforcement of this Agreement or any Related Writing. In addition, Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement or the Notes, and the other instruments and documents to be delivered hereunder, and agrees to save Bank harmless from, and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     SECTION 9.5.   INDEMNIFICATION.   Borrowers agree to defend, indemnify and
hold harmless Bank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Bank in connection with any investigative, administrative or judicial proceeding (whether or not Bank shall be designated thereto) or any other claim by any Person relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of the Loans or any activities of any Company or any Obligor or any of their respective affiliates; provided that Bank shall not have the right to be indemnified under this Section 9.5 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 9.5 shall survive any termination of this Agreement.

     SECTION 9.6.   CAPITAL ADEQUACY.   If Bank shall have determined, after the
date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, which shall not be made until Bank has given Borrowers thirty (30) days' advance written notice, Borrowers shall pay to Bank such additional amount or amounts as will compensate Bank (or its holding company) for such reduction. Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Bank, be otherwise disadvantageous to Bank. A certificate of Bank claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods. Failure on the part of Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this section shall be available to Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

     SECTION 9.7.   BINDING EFFECT; ASSIGNMENT.   This Agreement shall become
effective when it shall have been executed by Borrowers and Bank and thereafter shall be binding upon and inure to the benefit of Borrowers and Bank and their respective successors and assigns, except that Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank. No Person, other than Bank, shall have or acquire any obligation to grant Borrowers any Loans.

     SECTION 9.8. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrowers and Bank shall be governed by Ohio law, without regard to principles of conflict of laws. Borrowers hereby irrevocably submit to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Borrowers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrowers, on behalf of themselves and their Subsidiaries, hereby irrevocably waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrowers agree that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 9.9. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

     SECTION 9.10. ENTIRE AGREEMENT. This Agreement, any Note, any Related Writing and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

     SECTION 9.11. RULE OF CONSTRUCTION. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     SECTION 9.12. JURY TRIAL WAIVER. BORROWERS AND BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, BANK, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, BANK, OR ANY OF THEM.

Address:  9310 Progress Parkway         TELECOMM INDUSTRIES CORP.,
          Mentor, Ohio  44060           a Delaware corporation
          Attn:
                --------------------
                                        By:    /s/ James M. Lowery
                                               --------------------------------
                                        Name:  James M. Lowery
                                               --------------------------------
                                        Title: Chairman-CEO
                                               --------------------------------

                                        And:
                                               --------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
                                               --------------------------------


Address:  9310 Progress Parkway         TELECO ACQUISITION
          Mentor, Ohio  44060           CORPORATION, an Ohio corporation
          Attn:
                --------------------
                                        By:    /s/ James M. Lowery
                                               --------------------------------
                                        Name:  James M. Lowery
                                               --------------------------------
                                        Title: Chairman-CEO
                                               --------------------------------


                                        And:
                                               --------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
                                               --------------------------------

Address:  7800 Reynolds Road            PEOPLES BANK, N.A.
          Mentor, Ohio  44060
          Attn:
                --------------------    By:    /s/ Ken Sinha V.P.
                                               --------------------------------
                                               Ken Sinha, Vice President

                                      EXHIBIT A

                                 LINE OF CREDIT NOTE

$2,000,000.00                                                    Cleveland, Ohio
                                                            ______________, 1997


     FOR VALUE RECEIVED, the undersigned Telecomm Industries Corp., a Delaware corporation, and Teleco Acquisition Corporation, an Ohio corporation (collectively, "Borrowers", and individually, "Borrower"), jointly and severally, promise to pay on demand, to the order of Peoples Bank, N.A. ("Bank") at 7800 Reynolds Road, Mentor, Ohio 44060, or at such other place as Bank shall designate, the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) or the aggregate unpaid principal amount of all Line of Credit Loan made by Bank to Borrowers pursuant to Section 2.1 A of the Credit and Security Agreement, as hereinafter defined, whichever is less, in lawful money of the United States of America. As used herein, "Credit and Security Agreement" means the Credit and
Security Agreement dated as of                  , 1997, among Borrowers and
Bank, as the same may from time to time be restated, amended or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit and Security Agreement.

     Borrowers also promise to pay interest on the unpaid principal amount of each Line of Credit Loan from time to time outstanding, from the date of such Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1A of the Credit and Security Agreement. Such interest shall be payable on each date provided for in
Section 2.1 A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

     The amount of Line of Credit Loan, and payments of principal and interest thereon, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers' obligations under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit and Security Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due, Bank may collect and Borrowers agree to pay a late charge of an amount equal to seven percent (7%) of the amount of such late payment or thirty-five dollars ($35.00), whichever is greater.

     This Note is the Line of Credit Note referred to in the Credit and Security Agreement. Reference is made to the Credit and Security Agreement for a description of the right of the


                               Page 1 of Exhibit A
undersigned to prepay payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     Except as provided in the Credit and Security Agreement, Borrowers expressly waive presentment, demand, protest and notice of any kind.

     The undersigned authorize any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agree that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agree that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.


--------------------------------------------------------------------------------
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
--------------------------------------------------------------------------------


TELECOMM INDUSTRIES CORP.,              TELECO ACQUISITION CORPORATION,
a Delaware corporation                  an Ohio corporation

By:                                     By:
       ----------------------------            ----------------------------
Name:                                   Name:
       ----------------------------            ----------------------------
Title:                                  Title:
       ----------------------------            ----------------------------


And:                                    And:
       ----------------------------            ----------------------------
Name:                                   Name:
       ----------------------------            ----------------------------
Title:                                  Title:
       ----------------------------            ----------------------------


                                 Page 2 of Exhibit A

                                      EXHIBIT B

                                      TERM NOTE


$2,000,000.00                                                    Cleveland, Ohio
                                                            ______________, 1997


       FOR VALUE RECEIVED, the undersigned Telecomm Industries Corp., a Delaware corporation, and Teleco Acquisition Corporation, an Ohio corporation (collectively, "Borrowers", and individually, "Borrower"), jointly and severally, promise to pay to the order of Peoples Bank, N.A. ("Bank"), at 7800 Reynolds Road, Mentor, Ohio 44060, or at such other place as Bank shall designate, the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) in lawful money of the United States of America in fifty-nine (59) consecutive monthly installments of Forty-One Thousand Seven Hundred Forty and 32/100 Dollars ($41,740.32) each, commencing November 1, 1997, and continuing on the first day of each month thereafter, with the balance thereof payable in full on November 1, 2002. As used herein, "Credit and Security Agreement" means the
Credit and Security Agreement, dated as of                       , 1997, among
Borrowers and Bank, as the same may from time to time be restated, amended or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit and Security Agreement.

       Borrowers also promise to pay interest on the unpaid principal amount of the Term Loan From time to time outstanding, from the date of such Loan until the payment in full thereof, at the fixed rate of nine and twenty-three hundredths percent (9.23%) per annum, in accordance with the provisions of
Section 2.1 B of the Credit and Security Agreement. Such interest shall be payable on each date provided for in Section 2.1 B; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

       The amount of the Term Loan, and payments of principal and interest thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers' obligations under this Note.

       If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit and Security Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due, Bank may collect and Borrowers agree to pay a late charge of an amount equal to seven percent (7%) of the amount of such late payment of thirty-five dollars ($35.00), whichever is greater.

       This Note is the Term Note referred to in the Credit and Security Agreement. Reference is made to the Credit and Security Agreement for a description of the right of the undersigned to prepay


                                 Page 1 of Exhibit B
payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

       Except as expressly provided in the Credit and Security Agreement, Borrowers expressly waive presentment, demand, protest and notice of any kind.

       The undersigned authorize any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agree that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agree that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.


--------------------------------------------------------------------------------
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
--------------------------------------------------------------------------------


TELECOMM INDUSTRIES CORP.,              TELECO ACQUISITION CORPORATION,
a Delaware corporation                  an Ohio corporation

By:                                     By:
       ----------------------------            ----------------------------
Name:                                   Name:
       ----------------------------            ----------------------------
Title:                                  Title:
       ----------------------------            ----------------------------


And:                                    And:
       ----------------------------            ----------------------------
Name:                                   Name:
       ----------------------------            ----------------------------
Title:                                  Title:
       ----------------------------            ----------------------------



                                 Page 2 of Exhibit B

                                      EXHIBIT C

                                BORROWER'S CERTIFICATE


                                                  Computed as of: ______________


I the undersigned and _________________ of Telecomm Industries Corp. and Teleco Acquisition Corporation, ("Borrowers"), do hereby certify pursuant to the Credit and Security Agreement among Borrowers and Peoples Bank, N.A., dated
September ___, 1997 (the "Agreement"), that the computations listed below have been made in accordance with the provisions of the Agreement and without duplications or overlap. All terms used herein and not defined herein shall have the meaning ascribed to them in the Agreement.

1.     Total Accounts Receivable                            $
                                                             -------------------

2.     Less: Unqualified Accounts Receivable                $
                                                             -------------------

3.     Total Eligible Accounts Receivable                   $
                                                             -------------------

4.     80% of Eligible Accounts Receivable                  $
                                                             -------------------

5.     Local Exchange Carrier Receivables                   $
                                                             -------------------

6.     Less: Unqualified Local Exchange Carrier
       Accounts Receivable                                  $
                                                             -------------------

7.     Total Eligible Local Exchange Carrier
       Receivables                                          $
                                                             -------------------

8.     80% of Eligible Local Exchange
       Carrier Receivables                                  $
                                                             -------------------

9.     Ameritech Residual Receivables                       $
                                                             -------------------

10.    90% of Ameritech Residual Receivables
       (Ameritech Residual Receivables Discount Value)      $
                                                             -------------------

11.    Eligible Ameritech Residual Receivables (line 10)    $
                                                             -------------------

12.    60% of Eligible Ameritech Residual Receivables       $
                                                             -------------------

13.    40% of Eligible Inventory                            $
                                                             -------------------


                                 Page 1 of Exhibit C

14.    50% of Eligible Net Book Value of Fixed Assets       $
                                                             -------------------

15.    60% of Net Buyout of Culver Contract                 $
                                                             -------------------

16.    Total Availability (Line 4 + 8 + 12 + 13 + 14 + 15)  $
                                                             -------------------

17.    Less: Term Loan Balance                              $
                                                             -------------------

18.    Borrowing Base Availability (Line 16 - 17)           $
                                                             -------------------

19.    Line Availability (Line 18 or $2,000,000,
       whichever is less)                                   $
                                                             -------------------

20.    Less Current Line Balance                            $
                                                             -------------------

21.    Net Line Availability                                $
                                                             -------------------



The undersigned further certifies that, to the best of their knowledge and belief as of the date hereof, no Unmatured Event of Default (each as defined in the Agreement) exists under the Agreement.


Dated:
        ---------------------


By:
        ---------------------


Title:
        ---------------------






                                 Page 2 of Exhibit C

                                      EXHIBIT D

                            SHORT-FORM SECURITY AGREEMENT


The undersigned, ________________ ("Debtor") hereby confirms that pursuant to a Credit and Security Agreement dated as of the _____ day of _____________, 19__ Debtor has granted and does hereby grant to ____________________ ("Bank") a security interest in the motor vehicles described below. The vehicles are described as follows:

YEAR       MANUFACTURER         MODEL                SERIAL NUMBER




The aforesaid security interest secures all of Debtor's existing and future indebtedness to Bank, including, without limitation, loans evidenced by promissory notes aggregating __________________________________ Dollars ($
________________), and other indebtedness owing to Bank from time to time.

Executed and delivered at Cleveland, Ohio, as of the _____ day of ________________, 199___.


                                      ------------------------------------------

                                      By:
                                             -----------------------------------

                                      Title:
                                             -----------------------------------






                                 Page 3 of Exhibit C